SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2003

infoUSA INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-19598	47-0751545
(STATE OR OTHER JURISDICTION OF	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

5711 SOUTH 86TH CIRCLE, OMAHA, NEBRASKA 68127
(Address of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 593-4500

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 9 and Item 12:

     99.1 Press release issued by the registrant on July 18, 2003.

Item 9. Regulation FD Disclosure (Information Being Furnished Under 12).

     In accordance with the Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On July 18, 2003, the registrant issued a press release regarding the registrant’s results of operations for the quarter ended June 30, 2003. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K.

The use of EBITDA:

EBITDA, as defined by the Company, is a metric used by management to measure business performance and liquidity. Additionally, management utilizes EBITDA and interest coverage to measure business performance. EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation & amortization, non-cash stock compensation, investment income, other charges and the cumulative effect of accounting changes.

It is important to note these metrics and non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income, operating margin, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INFOUSA INC

	By	/s/ Stormy L. Dean

Stormy L. Dean, Chief Financial Officer
Dated: July 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 18, 2003.